EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement of Cimatron Ltd. on Form S-8, File number 333-12458 and each prospectus constituting a part thereof, of our report dated March 3, 2005 of the consolidated financial statements of Cimatron Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 28, 2005